UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2005

Sino Silver Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-31546	98-0232018
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1221 Brickell Avenue, Miami, Florida		33131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 347-5141

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On Friday, April 8, 2005, the Company was informed by the staff of the SEC that it had concerns about certain trades that were made between October 28, 2004 and November 4, 2004, weeks before the announcement by the Company of the signing of a memorandum of understanding with Sino-Top Resources & Technologies, Ltd., a Chinese company ("Sino-Top"), relating to a proposed acquisition of an equity interest in Sino-Top and five months before the closing of such transaction. These trades involved the sale of approximately 1.09 million shares of Company common stock (before the forward split) by approximately 27 shareholders, who had acquired the shares from the Company in 2002 pursuant to an effective registration statement (the "Selling Shareholders"), to 64 persons represented by an offshore bank and trust company (the "Purchasing Persons").

On Monday, April 11, 2005, the Company’s audit committee contacted counsel that specializes in securities and corporate matters and that had no prior relationship with either the Company or its officers, directors, employees or consultants. The Company retained that firm as special counsel to conduct an investigation into these transactions in order to determine (i) whether the Selling Shareholders were nominees for others; (ii) whether the Purchasing Persons were nominees for others or were acting as a "group," under applicable securities laws, and (iii) whether the Company or any affiliate was engaged in an unregistered distribution of Company securities.

On Tuesday, April 12, 2005, the staff of the SEC was informed about the engagement of special counsel and was advised that all information obtained in the investigation would be made available to it. The Company instructed all directors and officers of its policy of full cooperation and that the staff of the SEC had requested that some of them voluntarily consent to be interviewed .

On Friday, April 15, 2005 the Company advised the staff of the SEC that it had instructed all officers and directors to fully cooperate with the SEC and special counsel. One officer and director, who resigned on April 12, 2005, and who was involved in the stock transfer, declined to be interviewed.

During the ensuing weeks, special counsel assembled and reviewed documentation relating to the Company, the sale of the Company’s securities and the share purchase transactions described above. Special counsel interviewed the Company’s former Chief Financial Officer, the Company’s Chairman and former Chief Executive Officer, and certain third parties, including the managing director of the offshore bank and trust company. Special counsel received written disclosures from the managing director of the offshore bank and trust company which confirmed that, (i) 64 separate persons (or entities) acquired the common stock, (ii) none of the Purchasing Persons currently held or ever held more than 5% of the Company’s issued and outstanding common stock, (iii) none of the Purchasing Persons are relatives, nominees or affiliates of any former or current officer or director, and (iv) each of the Purchasing Persons are acting separately in connection with the Company’s securities. The bank and trust company also confirmed that the control person of The Free Market Fund, Ltd. (the "Fund"), which filed a Schedule 13G disclosing beneficial ownership of more than 5% of the Company’s common stock, was not one of the Purchasing Persons. However, the offshore bank and trust company has declined to identify the Purchasing Persons claiming local laws prohibit such disclosures. Special counsel made periodic reports of the status of the investigation to the Company and to the Audit Committee.

On May 17, 2005, the SEC issued an Order Suspending Trading in the Company’s stock due to "concerns about the accuracy and completion of information about Sino contained in press releases and public filings with the Commission relating to a change in control over Sino". (emphasis supplied). In addition, the Order stated that the "Commission is concerned that Sino and its affiliates may be engaged in the unlawful distribution of restricted Sino securities through the OTCBB". (emphasis supplied).

On June 1, 2005, the trading suspension of the Company common stock terminated.

Special counsel has concluded its investigation without having the opportunity to speak to the unidentified 64 Purchasing Persons or reviewing relevant documentation, if any, between the 64 Purchasing Persons and the offshore bank and trust company and has informed the Audit Committee that:

1. no evidence has been found that would indicate that the Selling Shareholders were acting as nominees for others;

2. no evidence has been found that would indicate that the Purchasing Persons were acting as a group for purposes of acquiring, holding or disposing of the Company’s common stock, or that any one, or more than one of such Purchasing Persons owned in excess of 5% of the Company’s issued and outstanding common stock;

3. no evidence has been found that any of the Purchasing Persons were acting as nominees for any officers or directors of the Company or for any current 5% or more shareholder; and

4. no evidence has been found that an unlawful distribution of Company securities has been engaged in by the Company or any affiliates.

Based upon special counsel’s investigation, the Company’s Board of Directors has concluded that further disclosure of a change in control in public filings modifying what has previously been disclosed in the Company’s public filings with the SEC about directors, officers and control persons and the security ownership of certain beneficial owners and management, would be unwarranted, since the Company has no information relating to a change of control.

Additionally, the Company’s present Board of Directors know of no shareholder who owns in excess of 5% of the Company’s common stock, other than the Fund which filed a Schedule 13G.

Further, since November 2004, the Company has not received any funds from the sale of securities, other than in connection with private transactions with the Fund in December 2004 and January 2005, as well as from a private placement under Regulation D, Rule 506, in February 2005, the details of which have been submitted to the SEC staff. All certificates of common stock sold in these private transactions have been legended. Accordingly, it believes it has not engaged in an unlawful distribution of securities, nor does the Company have any information that would indicate that any affiliate has engaged in an unlawful distribution of Company securities.

Finally, none of the present officers and directors of the Company were involved in any way with the securities transactions that occurred in October and November 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Silver Corp.

June 21, 2005	By:	/s/ David Bikerman

Name: David Bikerman
Title: Chief Executive Officer